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                                                                Exhibit 10(h)(1)

                   AMENDMENT NO. 1 TO REIMBURSEMENT AGREEMENT

         This Amendment No. 1 to Reimbursement Agreement, dated the 29th day of March, 2001 (this "Amendment"), amends the Reimbursement Agreement, dated as of the 1st day of April, 1998 (the "Original Reimbursement Agreement" and collectively with this Amendment, the "Reimbursement Agreement"), by and between Core Materials Corporation, a Delaware corporation (the "Borrower"), and KeyBank National Association (the "Bank"). Capitalized terms used herein but not otherwise defined shall be used as defined in the Original Reimbursement Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Bank and the Borrower have agreed to revise and amend certain provisions of the Original Reimbursement Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements made herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 1.1 of the Original Reimbursement Agreement is hereby amended by the deletion of the definitions of "EBITDA", "Maximum Senior Funded Debt to EBITDA Ratio", "Minimum Debt Service Coverage Ratio", "Minimum Fixed Charge Coverage Ratio", and "Unfunded Capital Expenditures" in their entirety and the addition of new definitions of "EBITDAL", "Long-Term Debt", "Maintenance Capital Expenditures", "Minimum Debt Service Coverage Ratio", "Minimum Fixed Charge Coverage Ratio", "PPLTD", "Senior Debt" and "Senior Funded Obligation to EBITDAL" to read as follows:

                  "EBITDAL" means:
                  --------

                         Net Income + Interest Expense +
                     Tax Charges + Depreciation/Amortization
                        +/- Extraordinary Losses/Gains -
                      Interest Income + Rent/Lease Expenses

                  "LONG-TERM DEBT" means any debt of Borrower for borrowed money, including without limitation the Loans, Bonds, Capital Leases, notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid, having a scheduled maturity date beyond the expiration of Borrower's then current fiscal year, excluding Subordinated Debt.


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                  "MAINTENANCE CAPITAL EXPENDITURES" mean amounts expended by
                  Borrower for the maintenance, repair or replacement of equipment, machinery, fixed assets, real property or improvements, which shall be defined as $1,000,000.

                  "MINIMUM DEBT SERVICE COVERAGE RATIO" means:

                                     EBITDAL
                                ----------------
                 Interest Expense* + PPLTD + Rent/Lease Expenses

                  (*"Interest Expense" excludes any accrued but not paid Subordinated Debt interest.)

                  "MINIMUM FIXED CHARGE COVERAGE RATIO" means:

                                     EBITDAL
                      ------------------------------------
                               Interest Expense* +
                          PPLTD + Rent/Lease Expenses +
                        Maintenance Capital Expenditures

                  (*"Interest Expense" excludes any accrued but not paid Subordinated Debt interest.)

                  "PPLTD" means actual principal payments on Subordinated Debt and Long-Term Debt and any other permitted debt, excluding payments on the line of credit.

                  "SENIOR FUNDED OBLIGATION" means any current portion long term debt (as defined by GAAP), Long-Term Debt of Borrower plus discounted present value of the future lease payment stream (using a 7.50% per annum rate), but excluding Subordinated Debt.

                  "SENIOR FUNDED OBLIGATION TO EBITDAL" means:

                            Senior Funded Obligations
                            -------------------------
                                     EBITDAL

         2. Section 6.10 of the Original Reimbursement Agreement is hereby deleted in its entirety and a new Section 6.10 is substituted in lieu thereof to read as follows:

                  "SECTION 6.10  FINANCIAL COVENANTS.

                  (a) MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the Minimum Fixed Charge Coverage Ratio (i) to be less than 0.75:1.0 as determined at the end of each fiscal quarter, commencing the fiscal quarter ending March 31, 2001 and continuing through the fiscal quarter ending September 30, 2001; (ii) to be less than 1.0:1.0 as determined at the end of the fiscal quarter ending December 31, 2001; and (iii) to be less than 1.15:1.0 as determined at the


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                  end of the fiscal quarter ending March 31, 2002 and
                  thereafter. The Minimum Fixed Charge Coverage Ratio shall be tested quarterly on a rolling four quarters basis.

                  (b) MINIMUM DEBT SERVICE COVERAGE RATIO. The Borrower shall not permit the Minimum Debt Service Coverage Ratio (i) to be less than 0.85:1.0 as determined at the end of each fiscal quarter, commencing the fiscal quarter ending March 31, 2001 and continuing through the fiscal quarter ending September 30, 2001; (ii) to be less than 1.15:1.0 as determined at the end of the fiscal quarter ending December 31, 2001; and (iii) to be less than 1.25:1.0 as determined at the end of the fiscal quarter ending March 31, 2002 and thereafter. The Minimum Debt Service Coverage Ratio shall be tested quarterly on a rolling four quarters basis.

                  (c) SENIOR FUNDED OBLIGATIONS TO EBITDAL. The Borrower's Senior Funded Obligations to EBITDAL shall (i) not exceed 5.25:1.0 as determined at the end of the fiscal quarter ending March 31, 2001; (ii) not exceed 5.0:1.0 as determined at the end of the fiscal quarter ending June 30, 2001; (iii) not exceed 5.0:1.0 as determined at the end of the fiscal quarter ending September 30, 2001; (iv) not exceed 4.0:1.0 as determined at the end of the fiscal quarter ending December 31, 2001; and (v) not exceed 3.75:1.0 as determined at the end of the fiscal quarter ending March 31, 2002. The Senior Funded Obligations to EBITDAL ratio shall be tested on a rolling four quarters basis."

         3. The Original Reimbursement Agreement shall remain in full force and effect without change, except as noted in Sections 1 and 2 of this Amendment.

         4. This Amendment No. 1 to the Reimbursement Agreement shall become effective on the 29th day of March, 2001.

         IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their duly authorized representatives.

                                   CORE MATERIALS CORPORATION

                                   By: /s/ Kevin L. Barnett

                                   ---------------------------------------------
                                   Its:  Vice President, Treasurer and CFO


                                   KEYBANK NATIONAL ASSOCIATION,

                                   By:  /s/ Roger Campbell

                                   ---------------------------------------------
                                   Its:  Senior Vice President

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